Acknowledgment Number: 1000362004321172

Exhibit 3.7

CERTIFICATE OF LIMITED PARTNERSHIP

REXFORD INDUSTRIAL, L.P.

This is to certify that the undersigned does hereby form a limited partnership (the “Partnership”) pursuant to the Maryland Revised Uniform Limited Partnership Act (the “Act”) as of the 18th day of January, 2013, as follows:

FIRST: The name of the Partnership is:

Rexford industrial, L.P.

SECOND: The address of the principal office of the Partnership in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21202.

THIRD: The name and address of the resident agent of the Partnership in the State of Maryland are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21202.

FOURTH: The name and business address of the sole general partner of the Partnership are:

Rexford Industrial. Inc.

11620 Wilshire Boulevard, Suite 300

Los Angeles, California 90025

FIFTH: The Partnership shall have a perpetual existence, unless dissolved in accordance with the partnership agreement of the Partnership, as amended and in effect from time to time, and subject to the provisions of the Act.

SIXTH: No limited partner and no other holder of an interest in the Partnership shall be entitled to exercise any of the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute in connection with a merger of the Partnership.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first written above.

GENERAL PARTNER:
Rexford Industrial, Inc.

By:	/s/ Michael S. Frankel
Michael S. Frankel, Co-Chief Executive Officer

Authentication Number: 7HPK3U3_20GNUmttvyPtqw	Page 2 of 3

Acknowledgment Number: 1000362004875979

REXFORD INDUSTRIAL, L.P.

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

This is to certify that the Certificate of Limited Partnership of Rexford Industrial, L.P., a Maryland limited partnership (the “Partnership”), is hereby amended by deleting existing Article FIRST in its entirety and substituting in lieu thereof a new article to read as follows:

FIRST: The name of the Partnership is:

Rexford Industrial Realty, L.P.

IN WITNESS WHEREOF, the undersigned general partner has executed this Certificate as of the day and year first written above.

GENERAL PARTNER: Rexford Industrial Realty, Inc., a Maryland corporation

By:	/s/ Michael Frankel
Michael Frankel
Co-Chief Executive Officer, Co-President
Secretary and Treasurer

CUST ID: 0002924397

WORK ORDER: 0004140977

DATE: 05-16-2013 02:43 PM

AMT. PAID: $192.00

Authentication Number: FekzgKyfuk2rVDy2Sb4MOw	Page 2 of 2

Acknowledgment Number: 1000362008925069

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

REXFORD INDUSTRIAL REALTY, L.P.

Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Partnership”), hereby certifies as follows:

RECITALS

A Certificate of Limited Partnership of the Partnership was filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on January 18, 2013, and was subsequently amended by a Certificate of Amendment filed with the SDAT on May 16, 2013 (as amended, the “Certificate of Limited Partnership”). The Certificate of Limited Partnership is hereby amended as set forth below:

AMENDMENTS

ARTICLES SECOND, THIRD and FORTH of the Certificate of Limited Partnership are hereby deleted in their entirety and the following is inserted in lieu thereof:

SECOND: The address of the principal office of the Partnership in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

THIRD: The name and address of the resident agent of the Partnership in the State of Maryland are The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

FOURTH: The name and business address of the sole general partner of the Partnership are:

Rexford Industrial Realty, Inc.

11620 Wilshire Boulevard, Suite 1000

Los Angeles, California 90025

[signature on next page]

Authentication Number: rshcZPUNLEuNTpmz79vTwQ	Page 2 of 3

Acknowledgment Number: 1000362008925069

IN WITNESS WHEREOF, the undersigned general partner of the Partnership has executed this Certificate of Amendment to the Certificate of Limited Partnership as of the 8th day of January, 2016.

GENERAL PARTNER: Rexford Industrial Realty, Inc.

By:	/s/ Adeel Khan
Adeel Khan
Chief Financial Officer and Secretary

CUST ID: 0003363303
WORK ORDER: 0004579881
DATE: 01-08-2016 03:50 PM
AMT. PAID:$193.00

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Authentication Number: rshcZPUNLEuNTpmz79vTwQ	Page 3 of 3